Exhibit 99.1

For Immediate Release

Media Contacts:

Corporate Communications and Media	Investor Relations
Eric Ruff	Dave Spille
Engility Holdings, Inc.	Engility Holdings, Inc.
(703) 375-6463	(703) 375-4221
eric.ruff@engilitycorp.com	dave.spille@engilitycorp.com

Engility Announces Leadership Appointments

John Heller and John Craddock to Assume New Roles as Realignment Takes Effect

CHANTILLY, VA, December 19, 2012 — Engility Holdings, Inc. (NYSE:EGL) President and Chief Executive Officer Tony Smeraglinolo today announced as part of the company’s organizational realignment, that beginning January 1, 2013, John Heller will serve as Chief Operating Officer and John Craddock will become Senior Vice President for Strategic Relations.

Heller currently is President of the company’s Professional Support Services Division and Craddock is President of the Mission Support Services Division. Under the company’s new operating alignment that will be effective January 1, 2013, these two divisions will be eliminated.

As COO, Heller will oversee the company’s four main business groups: 1) Training and Mission Support Services, 2) Technology Services, 3) Engineering and Program Management Support Services and 4) International Development Services.

Craddock will lead Engility’s newly-created Strategic Relations function, which will focus on developing and maintaining relationships with Engility’s senior level customers and other government stakeholders.

Heller and Craddock will continue to report to the President and CEO in their new roles. “John Heller and John Craddock, as members of our senior leadership team, will be taking on important new responsibilities as part of our restructuring,” Smeraglinolo said. “This realignment will provide added focus on the execution and growth of our business and improve our abilities to serve our customers.”

###

About Engility Corporation

Engility is a pure-play government services contractor providing highly-skilled personnel wherever, whenever they are needed, in a cost effective manner. Headquartered in Chantilly, Va., Engility is a leading provider of systems engineering services, training, program management, and operational support for the U.S. government with about 7,800 employees worldwide and estimated sales of $1.6 billion for 2012. To learn more about Engility, please visit www.engilitycorp.com.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the Exchange Act) relating to our operations, results of operations and other matters that are based on our current expectations, estimates, assumptions and projections. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate.

Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to: (a) the loss or delay of a significant number of our contracts; (b) a decline in or a redirection of the U.S. defense budget; (c) the Department of Defense’s wide-ranging efficiencies initiative, which targets affordability and cost growth; (d) the intense competition for contracts in our industry, as well as the frequent protests by unsuccessful bidders; (e) our indefinite delivery, indefinite quantity (IDIQ) contracts, which are not firm orders for services, and could generate limited or no revenue; (f) our government contracts, which contain unfavorable termination provisions and are subject to audit and modification; (g) the mix of our cost-plus, time-and-material and fixed-price type contracts; (h) our ability to attract and retain key management and personnel; (i) the impairment of our goodwill, which represent a significant portion of the assets on our balance sheet; (j) changes in regulations or any negative findings from a U.S. Government audit or investigation; (k) current and future legal and regulatory proceedings; (l) risks associated with our international operations; (m) security threats and other disruptions; (n) U.S. federal income tax liabilities that relate to the distribution in the spin-off of Engility; (o) our ability to meet the financial reporting and other requirements to which we are now subject following the spin-off due to inadequate accounting and other management systems and resources; (p) our ability to achieve some or all of the benefits that we expect to achieve from the spin-off; (q) our ability to achieve the expected benefits from our strategic realignment plan, (r) the reluctance of our customers, prospective customers and suppliers that may be uncertain as to our financial stability as a stand-alone entity to continue to do business with us; (s) the level of indebtedness that we incurred in connection with the spin-off, our ability to comply with the terms of our debt agreements and our ability to finance our future operations, if necessary; (t) potential liabilities arising out of state and federal fraudulent conveyance laws and legal distribution requirements as a result of the spin-off; and (u) the additional costs that we may incur as an independent company. For a more detailed discussion of these factors, see the information under the heading “Risk Factors” in the Information Statement included in our Registration Statement on Form 10, as amended and filed with the Securities and Exchange Commission (SEC) on June 27, 2012, and other filings with the SEC. Forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, historical information should not be considered as an indicator of future performance.

# # #

3